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                                                                    EXHIBIT 10.3

                              DEMAND NOTE AGREEMENT

               (Fixed or Floating Rate, Canadian or U.S. Dollars)


DATE: December 14, 2000


In consideration of BANK ONE CANADA (the "Bank") providing the Borrower with a DEMAND LOAN FACILITY (the "Loan Facility") in the principal amount of up to CANADIAN FIVE MILLION DOLLARS (CAD $5,000,000) in lawful currency of CANADA (or its equivalent in other currencies approved by the Bank), the Borrower agrees (and each of them, if more than one, jointly and severally agrees) with the Bank as follows:

1. The Borrower promises to pay to the Bank on demand in accordance with the terms and conditions required by the Bank from time to time at our office all amounts outstanding under the Loan Facility, including principal, which is the aggregate of all advances made, together with interest thereon at the rate of:


NYL per annum above the rates announced from time to time by the Bank as its "Canadian Prime Rate" in the case of Canadian Dollar advances or is "U.S. Prime Rate" in the case of U.S. Dollar advances (the "Note Rate") and at the rate of 3.00% per annum above the Note Rate after maturity, whether by acceleration or otherwise; or such rate or rates as may be agreed to or confirmed in writing by the Bank from time to time.


         Interest shall be calculated monthly in arrears, both before and after maturity, default and judgement, on the daily balance outstanding based on the actual number of days clasped, divided by 365, in the case of a Canadian Dollar advances, or by 360, in the case of a U.S. Dollar advances, with interest on overdue interest at the same rate as on the principal, and shall be payable on the last day of each month.


         Any change in the Canadian Prime Rate or U.S. Prime Rate will be effective on the date such change is established without notice by the Bank to the Borrower. On the date hereof, Canadian Prime Rate is 7.500% per annum and U.S. Prime Rate is 9.500% per annum.

2. The Borrower authorizes the Bank, but the Bank is not obliged, from time to time to debit the account or accounts maintained by the Borrower with the Bank from time to time (collectively, the "Account") with the amount of interest accrued and unpaid by the Borrower and any other fees or charges of any kind.

3. Provided that the Bank has not demanded payment of any amount outstanding under the Loan Facility, or has not terminated this agreement, the Borrower may borrow, repay and reborrow up to the amount available under the Loan Facility at any time and from time to time in the following manner:


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         a.       The Borrower will advise and direct the Bank as to the
                  individual amounts the Borrower wishes to borrow, repay or reborrow under the Loan Facility


                                       OR

         b. The Borrower authorizes the Bank, daily or otherwise as and when determined by the Bank from time to time, to ascertain the position or net position (as the case may be) between the Borrower and the Bank in respect of the Account and that

                  i) if such position is a credit in favour of the Borrower, the Bank will apply the amount of such credit or any part thereof, rounded to the nearest integral amount established by the Bank from time to time, as a repayment of the Loan Facility, and the Bank will debit the Account with the amount of such repayment, and

                  ii) if such position or net position is a debit in favour of the Bank, the Bank will make an advance under the Loan Facility of such amount, rounded to the nearest integral amount established by the Bank from time to time, as is required to place the Account in such credit or net credit position as has been agreed between the Borrower and the Bank from time to time, provided that no time shall the balance owing exceed the amount of the Loan Facility.

4. The Bank shall maintain on the books of its unit of account, accounts and records evidencing the outstanding principal amount of the loan of the Bank to the Borrower under the Loan Facility together with any interest in respect thereof. The Bank shall maintain a record of the amount of the balance, each advance, and each payment of principal and interest on account of the loan. The Bank's accounts and records constitute in the absence of manifest error prima facie evidence of the indebtedness of the Borrower to the Bank under the Loan Facility.

5. Where a statement of account for the Account is to be rendered by the Bank, it is agreed that:

         a. the Borrower will verify the correctness and completeness of each statement of account received from the Bank.

         b. if a statement of account and relevant vouchers are not received on or before the 10th day after the end of the cycle agreed on for their preparation, the Borrower shall notify the Bank in writing not later than 5 days thereafter.

         c. the Borrower shall within 30 days and not thereafter following the end of the cycle agreed on for the statement of account preparation, notify the Bank in writing, at the branch of account for the Account, of any alleged omissions from or inaccurate entries in the Account as so stated.



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         d.       at the end of the said 30 days, the statement of account for the Account as kept by the Bank shall be conclusive evidence without any further proof that, provided that this shall not apply with respect to any credits to the Account made in error, any alleged errors of which the Bank has been so notified or any payments made in error, any alleged errors of which the Bank has been so notified or any payments made on forged or unauthorized endorsements, the Account contains all credits that should be contained therein and no debits that should not be contained therein and all the entries therein are correct and, subject to the above exception, the Bank shall be free from all claims in respect of the Account.

6. The Borrower acknowledges that the terms of this agreement are in addition to and not in substitution for any terms and conditions of any other agreements between the Borrower and the Bank.

7. This agreement is delivered in Toronto, Ontario and is governed by the laws of the Province of Ontario.


ADDRESS:                                 BORROWER:


                                         DAISYTEK CANADA
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                                         By:   /s/
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                                         (Authorized Signature)




                                         By: /s/
------------------------------              --------------------------------
                                         (Authorized Signature)